Deloitte & Touche, S.E.N.C.
                                                  Chartered Accountants
                                                  1 Place Ville-Marie
                                                  Suite 3000
                                                  Montreal QC H3B 4T9





Independent Auditors' Consent


                  We consent to the use in and incorporation by reference in this Amendment No. 2 to Form S-4 and Form S-1 Registration Statement No. 333-41009 of NB Capital Corporation ("Corporation") of our report dated January 7, 1998, relating to the balance sheet of the Corporation as of August 20, 1997, appearing in the preliminary prospectuses, which are parts of this Registration Statement.

                  We consent to the reference to us under the heading "Experts" included in such prospectuses.



Chartered Accountants

Montreal, Canada

January 27, 1998